                                POWER OF ATTORNEY
                   TO SIGN AND FILE FORM 3, FORM 4 AND FORM 5

     I, John McMahan, hereby authorize and designate Peter T. Healy, Esq. and C.
Brophy Christensen, Esq., and each of them individually, each of O'Melveny &
Myers LLP, to sign and to file each of Form 3, Form 4 and Form 5 (and any amendments thereto) under the Securities Exchange Act of 1934, the Public
Utility Holding Company Act of 1934 and the Investment Company Act of 1940 with the Securities and Exchange Commission (the "Commission") on my behalf. This authorization shall remain in full force and effect until I notify the
Commission and Peter T. Healy, Esq. that I have revoked such authorization.

Dated: December 16, 2003                               By:  /s/ John McMahan
       ----------------------                          -------------------------